Exhibit 99.1

BEACON REPORTS THIRD QUARTER 2020 RESULTS

Cost actions drive improved Q3 operating margin percentage

Third quarter cash generation yields significant net debt reduction

•	Net sales of $1.79 billion, a decrease of 6.9% vs. prior year; sales improvement throughout the quarter, with June daily sales flat vs. prior year
•	Operating expense declined to $357.2 million (19.9% of sales) vs. $398.3 million (20.7% of sales) in the prior year, including a 10.2% decrease in SG&A expenses vs. prior year
•	Adjusted Operating Expense of $306.3 million (17.1% of sales) vs. $339.2 million (17.6% of sales) in the prior year
•	Net income (loss) of $(6.7) million vs. $31.0 million in the prior year, primarily driven by comparative $41.2 million tax provision increase; net margin of (0.4%) vs. 1.6% in the prior year
•	Adjusted EBITDA of $147.5 million vs. $157.8 million in the prior year; Adjusted EBITDA margin of 8.2% in both quarters
•	Cost leverage on improving sales within the quarter and working capital actions drove record Q3 operating cash flows of $401.3 million, yielding significant net debt reduction

HERNDON, VA.—(BUSINESS WIRE)—August 6, 2020—Beacon (Nasdaq: BECN) (the “Company”) announced results today for its third quarter and nine-month period ended June 30, 2020 (“2020”).

“Fiscal third quarter results were highlighted by exceptional operating cost and cash flow performance,” said Julian Francis, Beacon’s President and Chief Executive Officer. “Our team rapidly implemented a broad-based cost reduction strategy beginning in March, resulting in meaningful sequential and year-over-year expense decreases, as well as an Adjusted EBITDA margin that was consistent with the prior year period. Although certain cost actions were clearly temporary in nature, we remain focused on improving our expense structure to produce permanent efficiency gains and foster attractive levels of operating leverage as demand improves. Sales steadily improved throughout the quarter, as COVID-19 restrictions eased and economies reopened, highlighted by June daily sales that were similar to prior year levels. Our limited reliance on discretionary product categories and our diverse mix of residential and non-residential markets provides our business with stability in this challenging environment. We produced record operating cash flow this quarter, leveraging favorable operating execution and tighter management of working capital. While uncertainties from the pandemic remain, our results this quarter have reinforced our commitment to our key strategic initiatives and demonstrated our ability to drive productivity and generate strong operating cash flow, even in difficult times.”

Third Quarter

Net sales decreased 6.9% to $1.79 billion, from $1.92 billion in 2019. The sales decrease was influenced by softer demand early in the quarter resulting from government restrictions in reaction to COVID-19, partially offset by stable sales in states/provinces without similar restrictions. Residential roofing product sales decreased 1.3%, non-residential roofing product sales decreased 9.6%, and complementary product sales decreased 12.5% compared to the prior year. The third quarter of fiscal years 2020 and 2019 each had 64 business days.

Net income (loss) was $(6.7) million, compared to $31.0 million in 2019. Net income (loss) attributable to common shareholders was $(12.7) million, compared to $25.0 million in 2019. EPS was $(0.18), compared to $0.32 in 2019. Third quarter results were primarily impacted by reduced sales and lower gross margins, largely attributable to a softer demand environment induced by COVID-19, as well as a net $32.8 million tax provision stemming from the adjustment of a prior quarter deferred tax benefit related to the Company’s application of the CARES Act. These impacts were partially offset by the implementation of aggressive cost-cutting actions, including reductions in both hours worked and headcount as well as decreases in fleet costs and other discretionary expenditures.

Adjusted Net Income (Loss) was $69.5 million, compared to $72.6 million in 2019. Adjusted EBITDA was $147.5 million, compared to $157.8 million in 2019.

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

Year-to-Date

Net sales decreased 2.9% to $4.93 billion, from $5.08 billion in 2019. The sales decrease was primarily influenced by softer demand resulting from government restrictions in reaction to COVID-19 and decreased hurricane-related demand in the Mid-Atlantic and Southeast, partially offset by the continued positive impact of our industry-leading digital platform. Residential roofing product sales decreased 1.7%, non-residential roofing product sales were flat, and complementary product sales decreased 6.5% compared to the prior year. The first nine months of fiscal years 2020 and 2019 had 190 and 189 business days, respectively.

Net income (loss) was $(152.8) million, compared to $(38.0) million in 2019. Net income (loss) attributable to common shareholders was $(170.8) million, compared to $(56.0) million in 2019. EPS was $(2.48), compared to $(0.82) in 2019. Nine-month results were primarily impacted by the second quarter write-off of certain trade names in connection with the Company’s rebranding efforts that were announced in January 2020.

Adjusted Net Income (Loss) was $85.3 million, compared to $94.2 million in 2019. Adjusted EBITDA was $280.7 million, compared to $307.0 million in 2019.

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

Earnings Call

The Company will host a conference call and webcast today at 5:00 p.m. ET to discuss these results. Details for the earnings release event are as follows:

What:Beacon Third Quarter 2020 Earnings Call

When:Thursday, August 6, 2020

Time:5:00 p.m. ET

Access:Register for the conference call or webcast by visiting:

Beacon Investor Relations – Events & Presentations

Upon registration, participants will receive an email containing event details and unique access codes. To ensure timely access, participants should register for the earnings call at least 10 minutes before the 5:00 p.m. ET start time. An archived copy of the webcast will be available on the Events & Presentations page shortly after the call.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-

looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2019 and Form 10-Q for the quarter ended March 31, 2020. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly-traded distributor of residential and commercial building products in North America, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 110,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI BUILT, and has a proprietary digital account management suite, Beacon Pro+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com

CONTACT:

Brent Rakers, Director Investor Relations

Brent.Rakers@becn.com

901-232-2737

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2020	% of Net Sales	2019	% of Net Sales	2020	% of Net Sales	2019	% of Net Sales
Net sales	$1,792,505	100.0%	$1,924,534	100.0%	$4,926,103	100.0%	$5,075,247	100.0%
Cost of products sold	1,360,373	75.9%	1,451,998	75.4%	3,740,873	75.9%	3,832,154	75.5%
Gross profit	432,132	24.1%	472,536	24.6%	1,185,230	24.1%	1,243,093	24.5%
Operating expense:
Selling, general and administrative	295,426	16.5%	328,827	17.1%	940,855	19.1%	976,928	19.3%
Depreciation	16,986	0.9%	17,731	0.9%	53,553	1.1%	52,779	1.0%
Amortization[1]	44,825	2.5%	51,724	2.7%	276,959	5.6%	155,508	3.1%
Total operating expense	357,237	19.9%	398,282	20.7%	1,271,367	25.8%	1,185,215	23.4%
Income (loss) from operations	74,895	4.2%	74,254	3.9%	(86,137)	(1.7%)	57,878	1.1%
Interest expense, financing costs, and other[2]	35,059	2.0%	38,089	2.0%	96,806	2.0%	116,902	2.3%
Loss on debt extinguishment	-	0.0%	-	0.0%	14,678	0.3%	-	0.0%
Income (loss) before provision for income taxes	39,836	2.2%	36,165	1.9%	(197,621)	(4.0%)	(59,024)	(1.2%)
Provision for (benefit from) income taxes[3]	46,561	2.6%	5,178	0.3%	(44,846)	(0.9%)	(21,032)	(0.5%)
Net income (loss)	(6,725)	(0.4%)	30,987	1.6%	(152,775)	(3.1%)	(37,992)	(0.7%)
Dividends on Preferred Stock[4]	6,000	0.3%	6,000	0.3%	18,000	0.4%	18,000	0.4%
Net income (loss) attributable to common shareholders	$(12,725)	(0.7%)	$24,987	1.3%	$(170,775)	(3.5%)	$(55,992)	(1.1%)

Weighted-average common stock outstanding:
Basic	68,840,849		68,477,946		68,775,920		68,391,882
Diluted[5]	68,840,849		69,265,384		68,775,920		68,391,882

Net income (loss) per share[6]:
Basic	$(0.18)		$0.32		$(2.48)		$(0.82)
Diluted	$(0.18)		$0.32		$(2.48)		$(0.82)

____________________________________

[1]	Nine months ended June 30, 2020 amount includes non-cash accelerated intangible asset amortization of $142.6 million in connection with the Rebranding.
[2]

Nine months ended June 30, 2020 amount includes a $5.6 million settlement received in connection with a class action lawsuit and a $5.3 million refund received as the final true-up of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the acquisition of Allied Building Products Corp. on January 2, 2018 (the “Allied Acquisition”).

[3]

Three and nine months ended June 30, 2020 amounts include a tax provision (benefit) of $32.8 million and $(0.5) million, respectively, stemming from the revaluation of deferred tax assets and liabilities made in conjunction with the Company’s application of the CARES Act. Nine months ended June 30, 2020 amount also includes an income tax provision (benefit) of $(36.5) million stemming from a decrease of deferred tax liabilities in connection with the Rebranding.

[4]

Three months ended June 30, 2020 and 2019 amounts are composed of $5.0 million in accrued cumulative Preferred Stock dividends and an additional $1.0 million of Preferred Stock dividends that had been declared and paid as of period end. Nine months ended June 30, 2020 and 2019 amounts are composed of $5.0 million in accrued cumulative Preferred Stock dividends and an additional $13.0 million of Preferred Stock dividends that had been declared and paid as of period end.

[5]	Amounts do not include 9,694,619 shares issuable upon conversion of the Company’s participating Preferred Stock because such conversion would be anti-dilutive.
[6]

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period, without consideration for common share equivalents or the conversion of Preferred Stock. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock unit awards. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the fully diluted weighted-average number of common shares outstanding during the period. The following table presents the components and calculations of basic and diluted net income (loss) per share for each period presented (in thousands, except share and per share amounts):
	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(6,725)	$30,987	$(152,775)	$(37,992)
Dividends on Preferred Stock	6,000	6,000	18,000	18,000
Net income (loss) attributable to common shareholders	$(12,725)	$24,987	$(170,775)	$(55,992)
Undistributed income allocated to participating securities	-	(3,099)	-	-
Net income (loss) attributable to common shareholders - basic and diluted	$(12,725)	$21,888	$(170,775)	$(55,992)

Weighted-average common shares outstanding - basic	68,840,849	68,477,946	68,775,920	68,391,882
Effect of common share equivalents	-	787,438	-	-
Weighted-average common shares outstanding - diluted	68,840,849	69,265,384	68,775,920	68,391,882

Net income (loss) per share - basic	$(0.18)	$0.32	$(2.48)	$(0.82)
Net income (loss) per share - diluted	$(0.18)	$0.32	$(2.48)	$(0.82)

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(In thousands)

	June 30,	September 30,	June 30,
	2020	2019	2019
Assets
Current assets:
Cash and cash equivalents	$1,018,376	$72,287	$27,729
Accounts receivable, net	993,757	1,108,134	1,079,091
Inventories, net	951,538	1,018,183	1,124,063
Prepaid expenses and other current assets	301,964	315,643	361,831
Total current assets	3,265,635	2,514,247	2,592,714
Property and equipment, net	236,928	260,376	269,041
Goodwill	2,489,760	2,490,590	2,490,940
Intangibles, net	845,217	1,125,540	1,177,694
Operating lease assets	442,287	-	-
Other assets, net	25	2,059	1,243
Total assets	$7,279,852	$6,392,812	$6,531,632

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$780,179	$822,931	$643,411
Accrued expenses	559,123	599,155	590,756
Current operating lease liabilities	99,165	-	-
Current portions of long-term debt/obligations	12,858	18,689	19,366
Total current liabilities	1,451,325	1,440,775	1,253,533
Borrowings under revolving lines of credit, net	848,736	80,961	424,011
Long-term debt, net	2,494,474	2,494,623	2,494,648
Deferred income taxes, net	58,099	103,913	110,180
Non-current operating lease liabilities	339,540	-	-
Long-term obligations under equipment financing, net	400	4,609	6,332
Other long-term liabilities	1,351	6,383	5,352
Total liabilities	5,193,925	4,131,264	4,294,056

Convertible Preferred Stock[1]	399,195	399,195	399,195

Stockholders' equity:
Common stock	688	685	684
Undesignated preferred stock	-	-	-
Additional paid-in capital	1,095,149	1,083,042	1,077,953
Retained earnings	628,447	799,222	777,842
Accumulated other comprehensive income (loss)	(37,552)	(20,596)	(18,098)
Total stockholders' equity	1,686,732	1,862,353	1,838,381
Total liabilities and stockholders' equity	$7,279,852	$6,392,812	$6,531,632

____________________________________

[1]

In connection with the Allied Acquisition, the Company completed the sale of 400,000 shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), with an aggregate liquidation preference of $400.0 million, at a purchase price of $1,000 per share, to CD&R Boulder Holdings, L.P. The Preferred Stock is convertible perpetual participating preferred stock of the Company, and conversion of the Preferred Stock into $0.01 par value shares of the Company’s common stock will be at a conversion price of $41.26 per share (or 9,694,619 shares of common stock). The Preferred Stock accumulates dividends at a rate of 6.0% per annum (payable in cash or in-kind, subject to certain conditions). The Preferred Stock is not mandatorily redeemable; therefore, it is classified as mezzanine equity on the Company’s consolidated balance sheets.

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended June 30,
	2020	2019
Operating Activities
Net income (loss)	$(152,775)	$(37,992)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	330,513	208,287
Stock-based compensation	13,349	12,901
Certain interest expense and other financing costs	8,608	9,077
Beneficial lease amortization	-	1,714
Loss on debt extinguishment	14,678	-
Gain on sale of fixed assets	(2,008)	(3,470)
Deferred income taxes	(41,163)	3,195
338(h)(10) election refund[1]	(5,282)	-
Changes in operating assets and liabilities:
Accounts receivable	113,277	10,970
Inventories	65,817	(188,213)
Prepaid expenses and other current assets	4,790	(117,520)
Accounts payable and accrued expenses	(102,565)	(93,908)
Other assets and liabilities	3,210	62
Net cash provided by (used in) operating activities	250,449	(194,897)

Investing Activities
Purchases of property and equipment	(31,397)	(44,337)
Acquisition of businesses, net[1]	5,282	(163,973)
Proceeds from the sale of assets	2,399	6,200
Net cash provided by (used in) investing activities	(23,716)	(202,110)

Financing Activities
Borrowings under revolving lines of credit	2,037,212	1,734,476
Payments under revolving lines of credit	(1,271,233)	(1,404,836)
Payments under term loan	(7,275)	(7,275)
Borrowings under senior notes	300,000	-
Payment under senior notes	(309,564)	-
Payment of debt issuance costs	(3,900)	-
Payments under equipment financing facilities and finance leases	(6,446)	(7,602)
Payment of dividends on Preferred Stock	(18,000)	(18,000)
Proceeds from issuance of common stock related to equity awards	1,627	1,654
Payment of taxes related to net share settlement of equity awards	(2,866)	(3,639)
Net cash provided by (used in) financing activities	719,555	294,778

Effect of exchange rate changes on cash and cash equivalents	(199)	31

Net increase (decrease) in cash and cash equivalents	946,089	(102,198)
Cash and cash equivalents, beginning of period	72,287	129,927
Cash and cash equivalents, end of period	$1,018,376	$27,729

__________________________________________________

[1]	Related to a gain recognized for a partial refund of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the Allied Acquisition.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Sales by Product Line
	Three Months Ended June 30,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$837,039	46.7%	$848,259	44.1%	$(11,220)	(1.3%)
Non-residential roofing products	426,961	23.8%	472,105	24.5%	(45,144)	(9.6%)
Complementary building products	528,505	29.5%	604,170	31.4%	(75,665)	(12.5%)
	$1,792,505	100.0%	$1,924,534	100.0%	$(132,029)	(6.9%)

Sales by Business Day[1]
	Three Months Ended June 30,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$13,079	46.7%	$13,254	44.1%	$(175)	(1.3%)
Non-residential roofing products	6,671	23.8%	7,377	24.5%	(706)	(9.6%)
Complementary building products	8,258	29.5%	9,440	31.4%	(1,182)	(12.5%)
	$28,008	100.0%	$30,071	100.0%	$(2,063)	(6.9%)

__________________________________________________

[1]	The third quarter of fiscal years 2020 and 2019 each had 64 business days.

Sales by Product Line
	Nine Months Ended June 30,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$2,130,825	43.2%	$2,168,755	42.7%	$(37,930)	(1.7%)
Non-residential roofing products	1,200,665	24.4%	1,200,546	23.7%	119	0.0%
Complementary building products	1,594,613	32.4%	1,705,946	33.6%	(111,333)	(6.5%)
	$4,926,103	100.0%	$5,075,247	100.0%	$(149,144)	(2.9%)

Sales by Business Day[1]
	Nine Months Ended June 30,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$11,215	43.2%	$11,475	42.7%	$(260)	(2.3%)
Non-residential roofing products	6,319	24.4%	6,352	23.7%	(33)	(0.5%)
Complementary building products	8,393	32.4%	9,026	33.6%	(633)	(7.0%)
	$25,927	100.0%	$26,853	100.0%	$(926)	(3.4%)

__________________________________________________

[1]	The first nine months of fiscal years 2020 and 2019 had 190 and 189 business days, respectively.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss)1

(In thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(6,725)	$30,987	$(152,775)	$(37,992)
Adjustments:
Acquisition costs[2]	48,416	60,482	142,925	185,922
Business restructuring costs[3]	2,846	1,664	167,836	1,664
COVID-19 impact[4]	36,216	-	2,894	-
Effects of tax reform	-	-	-	(462)
Total adjustments	87,478	62,146	313,655	187,124
Tax impact of total adjustments[5]	(11,271)	(20,563)	(75,550)	(54,946)
Total adjustments, net of tax	76,207	41,583	238,105	132,178
Adjusted Net Income (Loss)	$69,482	$72,570	$85,330	$94,186

_________________________

[1]

Adjusted Net Income (Loss) is defined as net income excluding the impact of acquisition costs, business restructuring costs, the effects of tax reform, and the direct financial impact of the COVID-19 pandemic.

[2]	The following table presents a breakout of the components of acquisition costs for each of the periods indicated:
	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Amortization of intangible assets	$44,825	$51,724	$134,310	$155,508
Costs classified as selling, general, and administrative[a]	1,588	5,733	7,887	21,337
Non-operating (income) expenses[b]	2,003	3,025	728	9,077
Total acquisition costs	$48,416	$60,482	$142,925	$185,922

___________________________

a.	Mainly composed of professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses.
b.

Amounts include the amortization of debt issuance costs. For the nine months ended June 30, 2020, amounts are offset by a $5.3 million refund received as the final true-up of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the Allied Acquisition.

[3]	The following table presents a breakout of the components of business restructuring costs for each of the periods indicated:
	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Amortization in connection with the Rebranding	$-	$-	$142,649	$-
Costs classified as selling, general, and administrative[a]	1,069	1,664	1,890	1,664
Non-operating (income) expenses[b]	1,777	-	23,297	-
Total business restructuring costs	$2,846	$1,664	$167,836	$1,664

___________________________

a.	Mainly composed of costs stemming from headcount rationalization efforts and certain Rebranding costs.
b.

Amounts include accrued estimated costs related to employee benefit plan withdrawals and amortization of debt issuance costs. Nine months ended June 30, 2020 amount also includes a loss on debt extinguishment of $14.7 million in connection with the October 2019 debt refinancing.

[4]

Three and nine months ended June 30, 2020 amounts include a tax provision (benefit) of $32.8 million and $(0.5) million, respectively, stemming from the revaluation of deferred tax assets and liabilities made in conjunction with the Company’s application of the CARES Act. Three and nine months ended June 30, 2020 amounts also include $3.4 million of severance and other costs directly related to the Company’s response to the COVID-19 pandemic, which are classified as selling, general and administrative.

[5]

Represents tax impact on adjustments that are not included in the Company’s income tax provision (benefit) for the period presented. The effective tax rate applied to these adjustments is calculated by using forecasted adjusted pre-tax income while factoring in estimated discrete tax adjustments for the fiscal year. The tax impact of adjustments for the three months ended June 30, 2020 and 2019 were calculated using a blended effective tax rate of 12.9% and 33.1%, respectively. The tax impact of adjustments for the nine months ended June 30, 2020 and 2019 were calculated using an effective tax rate of 24.1% and 29.4%, respectively.

We use Adjusted Net Income (Loss) to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted Net Income (Loss) consistently using the same method each period.

We believe that Adjusted Net Income (Loss) is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe Adjusted Net Income (Loss) is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. You should not consider Adjusted Net Income (Loss) in isolation or as a substitute for net income calculated in accordance with GAAP. Adjusted Net Income (Loss) may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, Adjusted Net Income (Loss) may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(In thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(6,725)	$30,987	$(152,775)	$(37,992)
Interest expense, net	35,360	40,169	105,781	121,800
Income taxes[2]	46,561	5,178	(44,846)	(21,032)
Depreciation and amortization[3]	61,811	69,455	330,512	208,287
Stock-based compensation	3,532	4,637	13,349	12,901
Acquisition costs[4]	1,588	5,733	2,605	21,337
Business restructuring costs[5]	1,962	1,664	22,589	1,664
COVID-19 impact[6]	3,426	-	3,449	-
Adjusted EBITDA	$147,515	$157,823	$280,664	$306,965

Net sales	$1,792,505	$1,924,534	$4,926,103	$5,075,247
Net margin[7]	(0.4%)	1.6%	(3.1%)	(0.7%)
Adjusted EBITDA margin[7]	8.2%	8.2%	5.7%	6.0%

_________________________________

[1]

Adjusted EBITDA is defined as net income excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, acquisition costs, business restructuring costs, and the direct financial impact of the COVID-19 pandemic.

[2]

Three and nine months ended June 30, 2020 amounts include a tax provision (benefit) of $32.8 million and $(0.5) million, respectively, stemming from the revaluation of deferred tax assets and liabilities made in conjunction with the Company’s application of the CARES Act. Nine months ended June 30, 2020 amount also includes an income tax provision (benefit) of $(36.5) million stemming from a decrease of deferred tax liabilities in connection with the Rebranding.

[3]

Nine months ended June 30, 2020 amount includes the impact of non-cash accelerated intangible asset amortization of $142.6 million related to the write-off of certain trade names in connection with the Rebranding.

[4]

Includes selling, general, and administrative costs related to acquisitions such as professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses. For the nine months ended June 30, 2020, amounts are offset by a $5.3 million refund received as the final true-up of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the Allied Acquisition. Other items the Company classifies as acquisition costs are embedded within the other balances reported in the table.

[5]

Amounts include accrued estimated costs related to employee benefit plan withdrawals, costs stemming from headcount rationalization efforts, and certain Rebranding costs. Nine months ended June 30, 2020 amount also includes a loss on debt extinguishment of $14.7 million in connection with October 2019 debt refinancing. Other items the Company classifies as business restructuring costs are embedded within the other balances reported in the table.

[6]

Mainly composed of severance and other costs directly related to the Company’s response to the COVID-19 pandemic. Other items the Company classifies as part of the COVID-19 impact are embedded within the other balances reported in the table.

[7]	We define net margin as net income (loss) divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period.

We believe that Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. Adjusted EBITDA may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, Adjusted EBITDA may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Adjusted Operating Expense1

(In thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Operating expense	$357,237	$398,282	$1,271,367	$1,185,215
Amortization[2]	(44,825)	(51,724)	(276,959)	(155,508)
Acquisition costs[3]	(1,588)	(5,733)	(7,887)	(21,337)
Business restructuring costs[4]	(1,069)	(1,664)	(1,890)	(1,664)
COVID-19 impact[5]	(3,426)	-	(3,449)	-
Adjusted Operating Expense	$306,329	$339,161	$981,182	$1,006,706

Net sales	$1,792,505	$1,924,534	$4,926,103	$5,075,247
Operating expense as a % of net sales	19.9%	20.7%	25.8%	23.4%
Adjusted Operating Expense as a % of net sales	17.1%	17.6%	19.9%	19.8%

_________________________________

[1]

Adjusted Operating Expense is defined as operating expense excluding the impact of amortization, acquisition costs, business restructuring costs, and the direct financial impact of the COVID-19 pandemic.

[2]

Nine months ended June 30, 2020 amount includes the impact of non-cash accelerated intangible asset amortization of $142.6 million related to the write-off of certain trade names in connection with the Rebranding.

[3]	Mainly composed of professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses.
[4]	Mainly composed of costs stemming from headcount rationalization efforts and certain Rebranding costs.
[5]	Mainly composed of severance and other costs directly related to the Company’s response to the COVID-19 pandemic.

We use Adjusted Operating Expense to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted Operating Expense consistently using the same methods each period.

We believe that Adjusted Operating Expense is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe Adjusted Operating Expense is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted Operating Expense should not be considered in isolation or as a substitute for operating expense calculated in accordance with GAAP. Adjusted Operating Expense may have material limitations and may differ from similarly titled measures presented by other companies.